WRITTEN CONSENT TO ACTIONS BY THE PRESIDENT & CEO
MobiCard Inc. aka "Peer to Peer Network"
A NEVADA CORPORATION

The undersigned, being the duly appointed and acting Chief Executive Officer of MobiCard Inc. aka "Peer to Peer Network", a Nevada corporation (the "Corporation"), does hereby consent to the adoption of, and does hereby adopt, the following resolutions for the issuance of common shares of the Corporation to individuals in lieu of compensation for services and/or consulting fees:

1. Authorization of Issuance of Common Stock

RESOLVED THAT the Corporation received services from Vikram Grover d/b/a IX Advisors including advising on the takeover and merger of Code2Action's assets into the Corporation and related consulting services and other advisory services completed on September 11, 2015.

FURTHER RESOLVED THAT the Corporation previously directed its transfer agent to issue a share certificate for 210 million shares in the name of Vikram Grover. These shares were validly issued for consulting services completed on September 11, 2015. An additional certificate for 210 million shares are due to Vikram Grover as per the 10-99 consulting agreement executed February 21, 2018.

2. Authorization of Corporate Actions.

Each Officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation, or otherwise, as each such Officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any Director or Officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects. The Secretary of the Corporation, or any other Officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such Officer, a true copy of the foregoing resolutions.

Approval

Dated: July 1, 2018 The undersigned, being the CEO of MobiCard Inc. aka "Peer to Peer Network" consents to all actions taken.

JAMES A. BENTO
PRESIDENT & CEO

See attached Exhibit "Schedule A"